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                                                                       Exhibit 5

                           JONES, DAY, REAVIS & POGUE
                             3500 SunTrust Plaza 303
                             Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939
                                October 29, 1998



HBO & Company
301 Perimeter Center North
Atlanta, Georgia  30346

Gentlemen:

                  We have acted as counsel to HBO & Company, a Delaware corporation (the "Company"), in connection with the registration of an aggregate of 1,612,962 shares of Common Stock, $.05 par value per share, of the Company (the "Shares"), to be issued by the Company in accordance with the IMNET Systems, Inc. 1993 Employee Stock Option and Rights Plan (the "Plan") and pursuant to the IMNET Systems, Inc. Key Employee Stock Options (the "Options") pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as Exhibit 5.

                  We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

                  The Shares, when issued in the manner contemplated by the Plan or the Options, as applicable, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Sincerely,


                                            /s/ Jones, Day, Reavis & Pogue
                                            JONES, DAY, REAVIS & POGUE



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